Intrawest Resorts Holdings, Inc.

Common Stock, par value $0.01 per share

Underwriting Agreement

[•], 2014

Goldman, Sachs & Co.,

Credit Suisse Securities (USA) LLC,

Deutsche Bank Securities Inc.,

Merrill Lynch, Pierce, Fenner & Smith
             Incorporated,

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282

Ladies and Gentlemen:

Intrawest Resorts Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives of the several Underwriters named in Schedule I hereto, an aggregate of [•] shares of common stock, par value $0.01 per share (“Stock”), of the Company, and the stockholder of the Company named in Schedule II hereto (the “Selling Stockholder”) proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [•] shares and, at the election of the Underwriters, up to [•] additional shares of Stock. The aggregate of [•] shares of Stock to be sold by the Company and the Selling Stockholder is herein called the “Firm Shares” and the aggregate of [•] additional shares of Stock to be sold by the Selling Stockholder is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S–1 (File No. 333-192252) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act and the applicable rules and regulations of the Commission thereunder;

(iii) For the purposes of this Agreement, the “Applicable Time” is [•] [a./p.]m (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and each Section 5(d) Writing listed on Schedule III(b) hereto, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the information in the fifth paragraph under the heading “Underwriting,” the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Pricing Prospectus (the “Underwriter Information”) or information relating to the Selling Stockholder under the caption “Principal and Selling Stockholders” in the Pricing Prospectus (the “Selling Stockholder Information”);

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the applicable rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus and any further amendment of supplement thereto, in the light of the circumstances under which such statements were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and each “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X) of the Company has been duly organized and is validly existing as a corporation, limited liability company or other entity in good standing (to the extent such concept exists) under the laws of its jurisdiction of organization except where the failure to be so organized or existing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

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(vi) Each of the Company and its significant subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Prospectus or except where the failure to have such title or the existence of any such liens, encumbrances or defects could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and any real property and buildings held under lease by the Company or its significant subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not interfere with the use made and proposed to be made of such assets by the Company or its subsidiaries, and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(vii) Neither the Company nor any of its significant subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Pricing Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the condition (financial or otherwise), properties, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(viii) The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (except as set forth in the Pricing Prospectus and except for directors’ qualifying shares and shares of Intrawest U.S. Holdings, Inc. and Le Sommet Property Management Inc. held by current and former employees of the Company and its subsidiaries as set forth in a certificate of the Secretary of the Company delivered to you on the date hereof), free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

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(ix) The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus;

(x) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease, tenure or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, (B) the applicable organizational documents of the Company or any of its significant subsidiaries, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its significant subsidiaries or any of their properties, except in the case of (A) and (C) for such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the filing with the Secretary of State of the State of Delaware of a restated certificate of incorporation, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xi) Neither the Company nor any of its significant subsidiaries is in (A) violation of its applicable organizational documents, or (B) default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, tenure or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, in the case of clause (B), for such violations or defaults as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “United States Federal Tax Consequences to Non-U.S. Holders”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are or will be accurate and fair summaries of such provisions, laws and documents in all material respects;

(xiii) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its significant subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its significant subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its significant subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xiv) The Company is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(xv) At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvi) KPMG LLP, who has certified (A) certain financial statements of the Company and its subsidiaries, and (B) certain financial statements of Intrawest Cayman L.P., is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(xvii) The Company maintains a system of internal control over financial reporting (to the extent required by and as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”), and, except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that, as of the date hereof, the Company is not required to comply with Section 404 of the Sarbanes Oxley Act of 2002);

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(xviii) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(xix) The Company maintains effective disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities;

(xx) This Agreement has been duly authorized, executed and delivered by the Company;

(xxi) From the time of initial confidential submission of the draft registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxii) Except as described in the Pricing Prospectus, (i) there are no proceedings that are pending, or to the knowledge of the Company, threatened, against the Company or any of its significant subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (which include, without limitation, petroleum, hydrocarbons, asbestos, asbestos-containing material, and polychlorinated biphenyls) (“Environmental Laws”), (ii) the Company and its significant subsidiaries are not aware of any material issues regarding compliance with Environmental Laws, including, without limitation, any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, and (iii) none of the Company and its significant subsidiaries anticipates capital expenditures relating to Environmental Laws, except, to the extent any such proceedings, compliance issues or capital expenditures could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxiii) The historical financial statements (including the related notes and supporting schedules) included in the Pricing Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with “GAAP” applied on a consistent basis throughout the periods involved except for any annual year-end adjustment, the adoption of new accounting principles, and except as otherwise noted therein. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto included in the Pricing Prospectus have in all material respects been prepared in accordance with the applicable requirements of the Act and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give the effect to the transactions and circumstances referred to therein. The selected financial data and the summary financial information included in the Pricing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Pricing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

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(xxiv) The Company and its significant subsidiaries have such permits, tenures, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Prospectus, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or except as described in the Pricing Prospectus. The Company and its significant subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Pricing Prospectus. Neither the Company nor its significant subsidiaries has received notice of any revocation or modification of any such Permits or has reason to believe that any such Permits will not be renewed in the ordinary course, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxv) The statements made in the Pricing Prospectus under the caption “Our Business—Government Regulation and Environmental, Health and Safety,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents referred to therein in all material respects;

(xxvi) The Company and each of its significant subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as management believes is adequate in all material respects for the conduct of their respective businesses and the value of their respective properties. All material policies of insurance of the Company and its significant subsidiaries are in full force and effect in all material respects; the Company and each of its significant subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its significant subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance. Neither the Company nor any such significant subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxvii) The statistical and market-related data included in the Pricing Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects;

(xxviii) Except as described in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement;

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(xxix) Neither the Company nor any of its significant subsidiaries, nor, to the knowledge of the Company after reasonable inquiry, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its significant subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxx) The operations of the Company and its significant subsidiaries are and have been conducted at all times in compliance with applicable (A) financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, (B) money laundering statutes of all jurisdictions, and rules and regulations thereunder and (C) related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its significant subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company after reasonable inquiry, threatened;

(xxxi) Neither the Company nor any of its significant subsidiaries nor, to the knowledge of the Company after reasonable inquiry, any director, officer, agent or employee of the Company or any of its significant subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any significant subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions;

(xxxii) The Restructuring (as defined in the Pricing Prospectus) has been consummated as described in the Pricing Prospectus and the Company has filed all notices, reports, documents or other information required to be filed by it pursuant to, and has obtained any and all authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications required to be obtained under, all applicable laws in connection with the consummation of the Restructuring, except, in each case, where such failure could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(xxxiii) The Company and each of its significant subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay could not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its significant subsidiaries which has had (nor does the Company nor any of its significant subsidiaries have any notice of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its significant subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

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(b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that:

(i) The Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, tenure or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (B) result in any violation of the provisions of the organizational documents of the Selling Stockholder or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any property or assets of the Selling Stockholder, except in the case of (A) or (C) for such conflicts, breaches, violations or defaults that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Selling Stockholder’s ability to perform its obligation under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, the consummation by the Selling Stockholder of the transactions contemplated by this Agreement or in connection with the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(iii) The Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, valid title to the Shares (or a valid “security entitlement” in respect of such Shares under Section 8-501 of the UCC (as defined below)) to be sold by the Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims;

(iv) The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares;

(v) The Selling Stockholder is not prompted to sell its Shares pursuant to this Agreement by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus;

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(vi) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

(vii) Upon payment of the purchase price for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by you, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such nominee), and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the Uniform Commercial Code as in effect in the State of New York (“UCC”) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Shares and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary; and

(viii) Except as disclosed in the Pricing Prospectus, the Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement.

2. Subject to the terms and conditions herein set forth, (a) each of the Company and the Selling Stockholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholder as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Stockholder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder, as and to the extent indicated in Schedule II hereto agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

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The Selling Stockholder, as and to the extent indicated in Schedule II hereto, hereby grant to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in such authorized denominations and registered in such names as you may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Company and the Selling Stockholder to you, through the facilities of DTC, for the respective accounts of the several Underwriters, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Selling Stockholder to you at least forty-eight hours in advance. If applicable, the Company and the Selling Stockholder will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [•], 2014 or such other time and date as you, the Company and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by you in each written notice given by you of the Underwriters’ election to purchase such Optional Shares, or such other time and date as you, the Company and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by you pursuant to Section 8(l) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [●] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

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5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you, acting reasonably, and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you, acting reasonably, promptly after reasonable notice thereof; to advise you, as soon as practicable after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, as soon as practicable after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order;

(b) As soon as practicable from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities in any jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or file a general consent or otherwise subject itself to service of process in any jurisdiction;

(c) Prior to 5:30 p.m., New York City time, on the second New York Business Day following the date of this Agreement (or such time as may be agreed to by the Company and you) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

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(d) To timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), without the prior written consent of Goldman, Sachs & Co., not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (in each case other than (A) the Shares to be sold hereunder, (B) Stock to be issued pursuant to employee stock plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (C) the filing of a registration statement on Form S-8 or (D) the issuance on a private placement basis of Stock in connection with a bona fide strategic partnership, joint venture, merger or acquisition of any business or assets of a third party, provided that the aggregate number of shares of Stock that may be issued pursuant to this clause (D) during the Company Lock-up Period shall not exceed 10% of the total number of shares of Stock outstanding on the First Time of Delivery, and provided, further, that any shares of Stock that may be issued pursuant to this clause (D) during the Company Lock-up Period shall be subject, for the balance of such Lock-up Period, to restrictions substantially identical to the restrictions in lock-up letters delivered pursuant to Section 8(k);

(ii) If Goldman, Sachs & Co., in its sole discretion, agrees to release or waive the restrictions in lock-up letters pursuant to Section 8(k) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex III hereto through a major news service at least two business days before the effective date of the release or waiver;

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(f) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(g) To use its reasonable best efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(h) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(i) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(j) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Company Lock-Up Period.

6. (a) The Company represents and agrees that, without your prior consent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Stockholder represents and agrees that, without your prior consent and the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without your prior consent and the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and you is listed on Schedule III(a) hereto;

(b) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings;

(c) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d) Each Underwriter represents and agrees that it has not engaged in any Section 5(d) Communications on the Company’s behalf; and

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(e) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to you and, if requested by you, acting reasonably, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

7. The Company and the Selling Stockholder covenant and agree with one another and with the several Underwriters that (A) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares, provided, however, that the fees and disbursements of counsel for the Underwriters pursuant to clauses (iii) and (v) shall not exceed an aggregate of $35,000; (B) the Company will also pay or cause to be paid: (i) the cost of preparing stock certificates, if applicable; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (C) the Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for the Selling Stockholder, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder. In connection with clause (C)(ii) of the preceding sentence, you agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse you for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make as well as 50% of the cost of aircraft and other transportation chartered in connection with any road show. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholder may make for the sharing of costs and expenses.

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8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in the form agreed upon by Davis Polk & Wardwell LLP and you; and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters;

(c) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you their written opinion substantially in the form attached as Annex II(b) hereto, dated such Time of Delivery.

(d) Elvinger, Hoss & Prussen, local counsel for the Selling Stockholder, shall have furnished to you their written opinion with respect to the Selling Stockholder substantially in the form attached as Annex II(c) hereto, dated such Time of Delivery.

(e) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Selling Stockholder, shall have furnished to you their written opinion with respect to the Selling Stockholder substantially in the form attached as Annex II(d) hereto, dated such Time of Delivery.

(f) On the date of the Prospectus, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you (a form of the letters to be delivered on the date of this Agreement is attached as Annex I(a) hereto and a form of the letters to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(g) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the date as of which information is given in the Pricing Prospectus, there has not been any change in the capital stock or any change in long-term debt of the Company or any of its subsidiaries or any change, in or affecting the condition (financial or otherwise), business affairs or business prospects, properties, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in this subsection (g) of this Section 8, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

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(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex IV hereto in form and substance satisfactory to you;

(l) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, satisfactory to you (1) as to the accuracy of the representations and warranties of the Company and the Selling Stockholder, respectively, herein at and as of such Time of Delivery, (2) as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and (3) as to such matters as counsel for the Underwriters may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated; and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 8;

(m) The Company shall have furnished or caused to be furnished to you at each of the date hereof and at such Time of Delivery a certificate of the Controller or Chief Financial Officer of the Company, in his or her capacity as such officer only, dated the date hereof or such Time of Delivery, respectively, to the effect set forth in Annex V; and

(n) The Selling Stockholder shall have furnished to you at or prior to such Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or Form W-8, as appropriate (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

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9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the light of the circumstances under which such statements were made in the case of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Section 5(d) Writing in reliance upon and in conformity with the Underwriter Information and Selling Stockholder Information.

(b) The Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Section 5(d) Writing or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the light of the circumstances under which such statements were made in the case of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Section 5(d) Writing in reliance upon and in conformity with Selling Stockholder Information, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred. The liability of the Selling Stockholder under the indemnity and contribution agreements contained in this Section 9 shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, received by the Selling Stockholder from the sale of Shares sold by the Selling Stockholder under this Agreement.

(c) Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the light of the circumstances under which such statements were made in the case of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with Underwriter Information; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

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(d) Promptly after receipt by an indemnified party under subsection (a),(b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent it is materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting commissions and discounts but before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

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(f) The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.

(g) The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholder with respect to indemnification.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Company or the Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your reasonable opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

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(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or of the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof or the conditions to closing set forth in Section 8(i)(iv) or (v) shall not be satisfied, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholder as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by each of you.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: General Counsel, Deutsche Bank Securities Inc., 60 Wall Street, 11th Floor, New York, New York 10005, Attention: Equity Syndicate Desk (with a copy to Legal Department), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department (with a copy to ECM Legal); if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to Fortress Investment Group, LLC, 1345 Avenue of the Americas New York, NY 10105 Attention: Randal A. Nardone; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief General Counsel; and if to any stockholder that has delivered a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

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15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and the Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

17. Except as contemplated herein, this Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and/or the Selling Stockholder, on the one hand, and any of the Underwriters, on the other hand, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Stockholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Selling Stockholder has appointed [ ], as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Selling Stockholder represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Selling Stockholder shall be deemed, in every respect, effective service of process upon the Selling Stockholder.

20. The Company, the Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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22. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Intrawest Resorts Holdings, Inc.

By:
Name:
Title:

Intrawest Europe Holdings S.à r.l

By:
Name:
Title:

Accepted as of the date hereof

Goldman, Sachs & Co.

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title

Deutsche Bank Securities Inc.

By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

On behalf of each of the Underwriters

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SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company
Intrawest Europe Holdings S.à r.l

Total

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[None]

(b) Additional documents incorporated by reference

[None]

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[•].

The number of Firm Shares purchased by the Underwriters is [•].

The number of Optional Shares is [•].

SCHEDULE IV

Name of Stockholder	Address
Intrawest Europe Holdings S.à r.l.
Intrawest S.à r.l.
Name of Officer / Director	Address
Richard Armstrong
William Clifford
Wesley Edens
Gary Ferrera
Richard Georgi
Joshua Goldstein
John Harris III
Timothy Jay
William Jensen
Travis Mayer
Juan Perez

ANNEX III

[FORM OF PRESS RELEASE]

Intrawest Resorts Holdings, Inc.

[Date]

Intrawest Resorts Holdings, Inc. (“Company”) announced today that Goldman, Sachs & Co., a lead book-running manager in the recent public sale of                   shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to                 shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                       , 2014, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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ANNEX IV

[FORM OF LOCK-UP AGREEMENT]

Intrawest Resorts Holdings, Inc.

Lock-Up Agreement

[•], 2014

Goldman, Sachs & Co.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

Re: Intrawest Resorts Holdings, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Intrawest Resorts Holdings, Inc., a Delaware corporation (the “Company”), and the Selling Stockholder named in Schedule II to such agreement, providing for a public offering (the “Offering”) of common stock, par value $0.01 per share, (the “Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Stockholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge (other than pledges existing on the date of the Underwriting Agreement), grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, or exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

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The Stockholder Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

If the undersigned is an officer or director of the Company, (1) Goldman, Sachs & Co. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Stock, Goldman, Sachs & Co., in its sole discretion, will notify the Company of the impending release or waiver, and (2) the Company has agreed in Section 5(e)(ii) of the Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman, Sachs & Co. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares in the following cases (i) through (vii), provided that (1) with respect to clauses (i), (ii), (iii), (iv), (v) and (vii) below (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Lock-Up Agreement), Goldman, Sachs & Co. receives a signed Lock-Up Agreement for the balance of the Lock-up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any transfer described under (i), (ii) or (v) below shall not involve a disposition for value, (3) such transfers described under (i) through (vi) (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Lock-Up Agreement) are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on Form 5 made after the expiration of the Lock-Up Period) (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Lock-Up Agreement):

(i) as a bona fide gift or gifts;

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii) to funds managed by an affiliate of Fortress Investment Group LLC;

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(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned or its affiliates;

(v) as a distribution to limited partners, members, stockholders or equity holders of the undersigned;

(vi) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters; or

(vii) pursuant to pledges existing on the date of the Underwriting Agreement.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation or other legal entity, the undersigned may transfer the capital stock of the Company to any wholly-owned subsidiary of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer to a wholly-owned subsidiary shall not involve a disposition for value. Furthermore, the undersigned may sell shares of Stock of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the SEC and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours

Exact Name of Shareholder

Authorized Signature

Title

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